Exhibit 5.2

[Letterhead of Clifford Chance US LLP]

April 24, 2014

Quotient Limited

Elizabeth House

9 Castle Street

St Helier

Jersey JE2 3RT

Re: Quotient Ltd.

Ladies and Gentlemen:

We have acted as special counsel to Quotient Limited, a company organized under the laws of Jersey (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (File No. 333-194390) (as amended to the date of this letter, the “Registration Statement”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the sale by the Company of 5,750,000 units, which includes 750,000 units that the underwriters will have a right to purchase from the Company to cover over-allotments, if any (collectively, the “Units”), each Unit consisting of (i) one ordinary share of the Company, no par value (the “Ordinary Shares”), and (ii) one warrant to purchase 0.8 ordinary shares (the “Warrants”).

In rendering the opinions set forth below, we have examined copies of (a) the Registration Statement, (b) the form of the underwriting agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and the representatives of the several underwriters named therein, (c) the form of Warrant to be executed by the Company, filed with the Commission on April 23, 2014 and (d) originals or copies, certified or otherwise identified to our satisfaction, of such other documents, company records, certificates and letters of public officials and other instruments as we have deemed necessary or appropriate for the purposes of rendering the opinions set forth below. In rendering the opinions set forth below, we have assumed that the Underwriting Agreement and Warrants will be entered into or executed substantially in the forms of those documents which we have reviewed. We have further assumed that that the Warrants have been duly authorized and, when the price and other terms upon which the Warrants are to be sold and paid for as part of the Units have been approved by or on behalf of the Board of Directors of the Company (or a duly authorized committee of the Board of Directors) and the Warrants have been issued, delivered and paid for as part of the Units in accordance with the terms of the Underwriting Agreement, the Warrants will be validly issued, fully paid and non-assessable. In examining all such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us purporting to be originals, and the conformity to the respective originals of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

We have relied as to all matters of fact upon certificates and written statements of public officials and of officers, directors, employees and representatives of, and accountants for, the Company.

Based upon and subject to the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that the Warrants included in the Units, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or otherwise affecting creditors’ rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

The opinion expressed above is limited to the laws of the State of New York. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under laws, that are currently in effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required by the Securities Act.

Very truly yours,

/s/ Clifford Chance US LLP